Exhibit 4.3

CLASS W SHARES INITIAL INVESTMENT SUBSCRIPTION ELIGIBILITY FORM & ACCOUNT APPLICATION 1 INVESTMENT A. Initial Investment Amount $ (Minimum Initial Investment is $10,000) B. Payment will be made via: (Check One) Enclosed Check Wired Funds (Payable to BNY Mellon Investment Servicing (US) Inc., Reference # ____________________ as escrow agent for Clarion Partners Property Trust Inc.) Wire Date ____________________ Account No. ____________________ 2 REGISTRANT INFORMATION ADVISOR-REGISTERED ACCOUNTS CUSTODIAN-REGISTERED ACCOUNTS (Fill out section 4 with Beneficiary information and Section 13 with Advisor (Fill out section 4 with Beneficiary information and Section 5 with information. ) Custodian information. ) Registered Investment Advisor (RIA) Third Party IRA Plan Custodian (select IRA type) Traditional IRA Rollover IRA Other Fee-based Advisory Relationship (please specify) Roth IRA SEP/IRA Other Custodial Relationship (please specify) 3 BENEFICIARY TYPE A. Individual B. Joint Tenant with Rights of Survivorship C. Corporation (Specify type - please check one ) D. Partnership S-Corporation C-Corporation F. Pension or Profit Sharing Plan E. Trust H. Other (please specify) G. Uniform Gift/Transfer to Minors (UGMA/UTMA) UGMA/UTMA, State of _______________________ ___________________________________ Minor's Name _________________________ Page 1 of 6 Accounts will be registered in the name of the entity identified in this section. Please select one registrant type and one beneficiary type in Section 3. Please provide signatures where applicable. Important information about procedures for opening an account. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Clarion Partners Property Trust Inc. (the "Company") and our agents, to obtain, verify and record information that identifies each person who opens an account. When you open an account, you must provide the Investor's name, address, date of birth and other information that will allow us to identify the Investor. This information is required under the USA Patriot Act. Failure to provide all requested information may delay the completion of the Investor's investment. The Company and its agents accept no responsibility for trading losses associated with delays in receiving information. The Financial advisor/RIA should read the Company's prospectus, including all supplements thereto (the "Prospectus") prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company. Please refer to Section 11 for additional important information.

CLARION PARTNERS PROPERTY TRUST INC. CLASS W SHARES - INITIAL INVESTMENT FORM 4 BENEFICIARY INFORMATION Shares will be registered under the party identified in Section 2. A. Investor First Name MI Last Name Gender (M/F) Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) US Address (No P.O. Boxes Accepted) City State Zip Code US citizen Resident alien Nonresident alien B. Joint Owner/Co-Investor (if applicable) First Name MI Last Name Gender (M/F) Social Security Number / Tax ID Number Date of Birth (MM/DD/YYYY) US Address (No P.O. Boxes Accepted) City State Zip Code US citizen Resident alien Nonresident alien C. Trust / Corporation / Partnership / Pension Plan /Other (if applicable) Name of Business Entity Tax ID Number Date of Trust 5 CUSTODIAN INFORMATION (if applicable) Name of Business Entity Name of Custodian or Trustee Address City State Zip Code Custodian Tax ID# Custodian/Brokerage Account # Email Address Daytime Phone Number Page 2 of 6

CLARION PARTNERS PROPERTY TRUST INC. CLASS W SHARES - INITIAL INVESTMENT FORM

6 STOCKHOLDER COMMUNICATION

☐ **Electronic Delivery** *(Please check box if you wish to elect this option)*

The investor hereby requests all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semi-annual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be sent electronically **to the e-mail for the registered account.** The internet address (URL) where the materials are available will be contained within an e-mail announcement sent to such address when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. Costs associated with accessing the internet maybe incurred and certain software may need to be downloaded in order to view the materials delivered electronically and that timely access to the materials may not be available in the event of a system failure or network outage. I understand that if the e-mail notification is returned to BNYMellon, the transfer agent for this offering, as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. After enrollment in the electronic delivery program, a paper version of a document may be requested or electronic delivery cancelled by calling 1-877-999-REIT(7348). Electronic delivery is not available to residents of the States of Arkansas, California or Nebraska.

7 DISTRIBUTION DESIGNATION

Please complete this section to enroll in the Distribution Reinvestment Plan (the "DRIP") or to designate the form of distributions that you would like to receive (please select ***one*** *).*

☐ **A. Reinvest distributions pursuant to the DRIP**

The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 11 of this form for important additional information.

☐ **B. Send to Custodial Account set forth in Section 5 of this form** ***(Custodian-Registered Accounts only)***

IRA accounts may not direct distributions without the Custodian's approval. All Custodial account distributions not reinvested pursuant to the DRIP will be directed to the Custodian.

The investor authorizes the Company or its agent to deposit distributions in the Custodian/Brokerage account set forth in Section 5 of this form. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the Custodian/Brokerage account, they are authorized to debit the Custodian/Brokerage account for an amount not to exceed the amount of the erroneous deposit.

☐ **C. Check mailed to address set forth in Section 13 of this form** ***(Advisor-Registered Accounts only)***

☐ **D. Direct Deposit** ***(Advisor-Registered Accounts only).*** **Please complete Section 8.**

The investor authorizes the Company or its agent to deposit distributions to the designated bank/brokerage account. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the account, they are authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

8 WIRING INSTRUCTIONS FOR DIRECT DEPOSITS AND LARGE ACCOUNTS

All investors utilizing Direct Deposit for distributions or with investments in the Company greater than $100,000 must provide wiring instructions to the investor's brokerage account or pre-designated US bank account. All redemptions processed in excess of $100,000 will be wired to the account on file with the transfer agent or, upon instruction, wired to another financial institution provided that the investor has made the necessary funds transfer arrangements. Stockholders with investments in the Company less than $100,000 may also receive redemption proceeds via wired funds. All funds wired by the Company or its agents must be to a US financial institution (ACH network member).

Financial Institution			
Street Address	City	State	Zip Code
Account Number	ABA Routing Number	☐ Checking *(please include a voided check)* ☐ Savings *(please include deposit slip)* ☐ Brokerage or Other	

Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form.

9 COST BASIS ELECTION

Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or redeemed, the nature of the gain or loss, and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis; select one of the following options as the tax lot relief method to be used. This election may be changed at any time prior to or at the time of each redemption. **If no method is selected, the Company will utilize the FIFO method as the default option.**

Select One:

- ☐ **FIFO:** First in first out method depletes tax lots in the chronological order in which they were acquired.
- ☐ **LIFO:** Last in first out method will redeem newest available shares purchased.
- ☐ **HIFO:** Highest cost available shares will be redeemed first.
- ☐ **LOFO:** Lowest cost available shares will be redeemed first.
- ☐ **HILT:** Long term highest cost available shares will be redeemed first.
- ☐ **HIST**: Short term highest cost available shares will be redeemed first.
- ☐ **LILT:** Long term lowest cost available shares will be redeemed first.
- ☐ **LIST:** Short term lowest cost available shares will be redeemed first.
- ☐ **Specific Identification:** Shareholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each redemption.

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CLARION PARTNERS PROPERTY TRUST INC. CLASS W SHARES - INITIAL INVESTMENT FORM 10 INVESTOR SIGNATURES PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED Investor/ Co-Investor/ I, the Investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's Owner Joint Owner behalf), hereby represent and warrant to the Company as follows: (a) I have received a copy of the Final Prospectus 1 for Clarion Partners Property Trust Inc. at least five business days before signing this form. (b) I acknowledge that after the end of each business day following the escrow period, I can access the Company's NAV per Share for each class of Shares through the Company's website at www.clarionpartnerstrust.com, the Company's toll-free number at 1-877-999-REIT(7348) and my financial advisor. I can also access this pricing information through the Company's Daily Pricing Supplement filed on the SEC's website at www.sec.gov the next morning. I further acknowledge that I have received Company's NAV per Share from one or more of these sources prior to completing this form. (c) I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." I acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my behalf. (d ) I will not purchase additional shares unless I meet the applicable suitability standards set forth in the Prospectus at the time of purchase. (e) With the purchase of shares of the Company, no more than 10% of my liquid net worth will be invested in shares of the Company and other similar programs. For these purposes, "liquid net worth" is defined as cash, cash equivalents and readily marketable securities. (f) I acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that I may not be able to sell or redeem the shares at any particular time. (g) I am purchasing the shares for my own account or on behalf of a trust or other eligible entity. If I am purchasing shares on behalf of a trust or other eligible entity, I have due authority to sign this form and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company. (h) I acknowledge that neither the Company, the advisor of the Company, nor any of their respective agents, representatives or affiliates has exercised any discretionary authority or control with respect to the Investor’s investment in the Company, and neither the Company, the Advisor of the Company, nor any of their respective agents, representatives or affiliates rendered individualized investment advice to the Investor based upon the Investor’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in shares and the investment program thereunder. (1) Final Prospectus means the prospectus and all supplements and amendments thereto that were filed with the SEC on or prior to the fifth business day before completing this form. Page 4 of 6 Please read and separately initial each of the representations below in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company's website at www.clarionpartnerstrust.com. Financial advisors can also contact their wholesale representatives. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

CLARION PARTNERS PROPERTY TRUST INC. CLASS W SHARES - INITIAL INVESTMENT FORM X Signature of Investor Date Signature of Co-Investor Date 11 IMPORTANT INVESTOR INFORMATION 12 CUSTODIAN SIGNATURE (For Custodian identified in Section 5, as applicable) The undersigned being the Custodian of the IRA being invested in the Company by Investor, hereby accepts and agrees to this subscription. X Name of Authorized Signatory Signature of Authorized Signatory Date If the Custodian of the IRA being invested in the Company by Investor accepts and agrees to the Investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here: Page 5 of 6 All items on this form must be completed in order to process the application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account. In order to invest in the Company, we only accept checks drawn from a US bank account or wired funds from a US financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash. IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN: If the Investor experiences a material adverse change in his/her financial condition or can no longer make the representations or warranties set forth in Section 10 of this form, you are required to promptly notify the Company in writing. IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA): To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form & Account Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency. WITHHOLDING INFORMATION This application requires an accompanying W-9 form (enclosed). For further instructions on completing the W-9, please visit the Internal Revenue Service website at www.irs.gov. NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. INVESTOR SIGNATURES CONTINUED --- By submitting this application, I agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I certify that the information which I have provided with respect to my application and the required attachments referenced herein is true, accurate and complete. I certify under penalties of perjury that I am not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities. I further acknowledge that after an account is opened with the Company, I will receive account statements, a confirmation of my purchase and other correspondence which I must carefully review to ensure that my instructions have been properly acted upon. If any discrepancies are noted, I agree to notify the Company or the transfer agent in a timely manner, no later than 15 days from the receipt of such account statements or correspondence. My failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy. I certify that I am of legal age to sign this form. For joint accounts, all parties must sign. Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers, or its benefit. NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

CLARION PARTNERS PROPERTY TRUST INC. | CLASS W SHARES - INITIAL INVESTMENT FORM

13 PARTICIPATING BROKER-DEALER / FINANCIAL ADVISOR OR RIA INFORMATION

The financial advisor/RIA must complete all fields in this section and sign below to complete this form. By signing this form, the financial advisor/RIA warrants that he or she is duly licensed and may sell shares of the Company in the state designated as the Investor's legal residence. All sales of securities must be made through a broker-dealer that has a Participating Broker-Dealer Agreement in effect with ING Investments Distributor, LLC., the Company's dealer manager.

Broker-Dealer	Financial Advisor/RIA Name		
Financial Advisor/RIA Mailing Address	City	State	Zip Code
Financial Advisor/RIA Number	Branch Number	CRD Number	
Email Address	Daytime Phone Number	Fax Number	

The undersigned financial advisor/RIA confirms on behalf of the participating broker-dealer that he or she has (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; and (ii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor as set forth in the "Suitability Standards" section of the Prospectus.

The undersigned financial advisor/RIA represents and certifies that, in connection with the offering and sale of any shares of the Company on behalf of the Investor, he or she has complied with and followed all applicable policies and procedures under the participating broker-dealer's current Anti-Money Laundering Program and Customer Identification Program.

The undersigned financial advisor/RIA further represents and certifies that the Investor has granted said financial advisor/RIA a power of attorney with the authority to execute this subscription agreement on the Investor's behalf, including all required representations.

X ______________________________
Financial Advisor/RIA Signature Date

X ______________________________
Branch Manager Signature Date
(if required by Participating Broker-Dealer)

14 SUBSCRIPTION CHECKLIST

A. Please review this application to ensure that all sections are complete, all additional required information is attached, and that initials and signatures are provided wherever requested. For IRA accounts, mail investor signed documents to the IRA Custodian for signatures.

B. **Payment by check.** *Checks should be made payable to:*
BNY Mellon Investment Servicing (US) Inc. (as escrow agent for Clarion Partners Property Trust Inc.)

Payment by wire.

Wire to:	PNC Bank, One PNC Plaza, Pittsburgh, PA
ABA Routing Number:	031000053
Beneficiary Name:	PNCGIS as Agent FBO ING Funds Consolidated Account
Beneficiary Account Number:	8611773535
For Further Credit to:	Investor Name
Fund Name:	Clarion Partners Property Trust

C. This original application, together with a check for the full purchase price (if payment by check), should be delivered to the applicable address below (no faxes):

Standard Mail
Clarion Partners Property Trust Inc.
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9865
Providence, RI 02940-8065

Overnight Delivery
Clarion Partners Property Trust Inc.
c/o BNY Mellon Investment Servicing (US) Inc.
400 Computer Drive
Westborough, MA 01581

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